UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 15, 2011
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices and Zip Code)
(734) 477-1100
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 16, 2011, Borders Group, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Petitions”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors will continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
     In connection with filing the Chapter 11 Petitions, the Debtors filed motions seeking Bankruptcy Court approval of a Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of February 16, 2011 between and among the Company and Borders, Inc., as borrowers, the other subsidiaries of the Company designated therein as credit parties, General Electric Capital Corporation, for itself as a Revolving Lender, FILO Lender and Swingline Lender, and as Working Capital Agent for all Lenders, GA Capital, LLC, as Term B Agent for all Term B Lenders, and the other financial institutions named therein (the “DIP Credit Agreement”).
     The DIP Credit Agreement provides for (i) a senior secured, super-priority revolving credit facility (including a $75 million letter of credit subfacility) of up to $410 million (the “Revolving Facility”), (ii) a senior secured, super-priority “first in last out” term loan in an amount up to $20 million (the “FILO Facility”), (iii) a senior secured, super-priority term loan in the amount of up to $55 million (the “Term B Facility”) and (iv) an additional letter of credit facility in the amount of up to $20 million (the “Cash Management L/C Facility”). The Revolving Facility, FILO Facility, Term B Facility and Cash Management L/C Facility are referred to collectively as the “Facilities.” Borrowings by the Company under the Revolving Credit Facility and Cash Management L/C Facility are subject to borrowing base limitations based on the value of inventory, accounts receivable and other collateral securing the Company’s obligations under the DIP Credit Agreement.
     The principal amounts outstanding under the Facilities bear interest based on applicable LIBOR or base rates plus margins applicable to each Facility as set forth in the DIP Credit Agreement. Upon the occurrence and during the continuance of an event of default in the DIP Credit Agreement, an additional default interest rate equal to 2% per annum applies to all outstanding borrowings under the DIP Credit Agreement. The DIP Credit Agreement also provides for certain additional fees payable to the agents and lenders, as well as availability fees payable with respect to any unused portions of the available Revolving Facility and Cash Management L/C Facility.
     Borrowings under the DIP Credit Agreement are required to be used to repay in full the obligations of the Company and its subsidiaries in connection with the Third Amended and Restated Revolving Credit Agreement dated as of March 31, 2010 (the “Pre-Petition Credit Agreement”) between and among the Company and its subsidiaries named therein as borrowers or guarantors and Bank of America, N.A., as administrative agent, and the other lenders named therein, and under the Term Loan Agreement dated as of March 31, 2010 (the “Pre-Petition Term Loan Agreement”) between and among the Company and its subsidiaries named therein as borrowers or guarantors and GA Capital LLC, as administrative agent, and the other lenders named therein, to pay certain fees and expenses and other amounts provided under the DIP Credit Agreement, and for working capital and other general corporate purposes.
     All borrowings under the DIP Credit Agreement are required to be repaid on the earliest of (i) the first anniversary of the date of the initial borrowing under the DIP Credit Agreement, (ii) the date of termination of revolving lenders’ obligations to make advances and to incur letter of credit obligations or the lenders’ obligations to permit existing loans to remain outstanding under the Revolving Facility, (iii)

the date of indefeasible prepayment in full by the Company of all loans under the DIP Credit Facility and the cancellation and return (or stand-by guarantee) of all letters of credit or the cash collateralization of all letter of credit obligations, and the permanent reduction of all lending commitments under the DIP Credit Agreement to zero dollars, (iv) five days following the date of the filing of the Chapter 11 Petitions if an order approving the DIP Credit Agreement on an interim basis has not been entered by the Bankruptcy Court by such date, (iv) 45 days following the date of the filing of the Chapter 11 Petitions if a final order approving the DIP Credit Agreement has not been entered by the Bankruptcy Court by such date, (v) the date upon which an interim order approving the DIP Credit Agreement expires, unless a final order has been entered and become effective by such date, (vi) the close of business on the first business day after the entry of the final order approving the DIP Credit Facility, if by that time the Company has not paid the agents under the DIP Credit Agreement the fees required to be paid to such agents, unless the agents and lenders under the DIP Credit Agreement agree otherwise, (viii) the date of entry of an order of the Bankruptcy Court confirming a plan of reorganization in the Debtors’ Chapter 11 bankruptcy cases that has not been consented to by the required lenders under the DIP Credit Agreement and fails to provide for the payment in full in cash of all obligations under the DIP Credit Agreement and ancillary loan documents on the effective date of such plan, (ix) the date of the closing of a sale of all or substantially all of the Company’s assets pursuant to Section 363 of the Bankruptcy Code or a confirmed plan of reorganization or a liquidation pursuant to Chapter 7 of the Bankruptcy Code, and (x) if a plan of reorganization that has been consented to by the required lenders under the DIP Credit Agreement or that provides for payment in full in cash of all obligations under the DIP Credit Agreement and ancillary loan documents has been confirmed by order of the Bankruptcy Court, the earlier of the effective date of such plan of reorganization or the 30th day after the date of entry of such confirmation order.
     The obligations of the Company under the DIP Credit Agreement are secured by a lien covering substantially all of the assets, rights and properties of the Company and its subsidiaries, subject to certain exceptions set forth in the DIP Credit Agreement. The DIP Credit Agreement provides that all obligations thereunder will constitute administrative expenses in the Debtors’ Chapter 11 bankruptcy cases, with administrative priority and senior secured status under Section 364(c) and 364(d) of the Bankruptcy Code and, subject to certain exceptions set forth in the DIP Credit Agreement, will have priority over any and all administrative expense claims, unsecured claims and costs and expenses in the Debtors’ Chapter 11 cases.
     The DIP Credit Agreement provides for customary representations and warranties by the Company. The DIP Credit Agreement further provides for affirmative and negative covenants applicable to the Company and its subsidiaries, including affirmative covenants requiring the Company for provide financial information, appraisals, budgets and other information to the agents under the DIP Credit Agreement, and negative covenants restricting the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, dispose of assets, pay dividends or take certain other actions.
     The initial borrowing by the Company under the DIP Credit Agreement is subject to the satisfaction of certain conditions precedent, including approval of the DIP Credit Agreement by the Bankruptcy Court, delivery of executed definitive loan documents, minimum borrowing availability, establishment of a cash management system and delivery of a budget approved by the agents under the DIP Credit Agreement. In addition, subsequent borrowings under the DIP Credit Agreement are subject to the satisfaction of certain customary conditions precedent set forth in the DIP Credit Agreement.
     The DIP Credit Agreement provides for certain customary events of default, including events of default resulting from non-payment of principal, interest or other amounts when due, material breaches of the Company’s representations and warranties, material breaches by the Company of its covenants in the

DIP Credit Agreement or ancillary loan documents, cross-defaults under other agreements or instruments, the entry of material judgments against the Company or its subsidiaries, or the invalidity of the subordination provisions contained in the DIP Credit Agreement. The DIP Credit Agreement also includes events of default that may arise from the Company’s failure to meet certain specified milestones in the Debtors’ Chapter 11 cases, including milestones with respect to the Company’s acceptance or rejection of real estate lease, the implementation of the Company’s store reduction plan and minimum borrowing availability. Upon the occurrence of an event of default, the DIP Credit Agreement provides that all principal, interest and other amounts due thereunder will become immediately due and payable, either automatically or at the election of specified lenders.
     The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the copy of the DIP Credit Agreement attached as Exhibit 10.1 and incorporated herein by reference.
     On February 16, 2011, the Company issued a press release relating to the foregoing, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 1.03. Bankruptcy or Receivership.
     As described in Item 1.01 above, on February 16, 2011, the Debtors filed the Chapter 11 Petitions under the Bankruptcy Code in the Bankruptcy Court. The Debtors will continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     As described in Item 1.01 above, on February 16, 2011, the Company and Borders, Inc., as borrowers, the other subsidiaries of the Company designated therein as credit parties entered into the DIP Credit Agreement.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The filing of the Chapter 11 Petitions constituted an event of default under the Pre-Petition Credit Agreement and Pre-Petition Term Loan Agreement. The terms and conditions of the Pre-Petition Credit Agreement and Pre-Petition Term Loan Agreement are summarized in, and copies of the agreements are attached as exhibits to, the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 1, 2010.
     The Pre-Petition Credit Agreement and Pre-Petition Term Loan Agreement each provide that as a result of the filing of the Chapter 11 Petitions, all principal, interest and other amounts due thereunder will become immediately due and payable. The Debtors believe that any efforts to enforce such payment obligations under the Pre-Petition Credit Agreement and Pre-Petition Term Loan Agreement have been stayed in accordance with the automatic stay provisions of the Bankruptcy Code as a result of the filing of the Chapter 11 Petitions.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On February 15, 2011, the board of directors of the Company approved a strategic store reduction program pursuant to which the Company has identified certain underperforming stores — equivalent to approximately 30 percent of the Company’s national store network — that are expected to close in the next several weeks. In connection with the filing of the Chapter 11 Petitions, the Debtors filed motions seeking Bankruptcy Court approval for “going out of business” sale arrangements relating to the retail locations subject to the Company’s store reduction plan.
     The Company is currently unable to estimate the costs expected to be incurred in connection with its store reduction plan, including the amount of any future cash expenditures in connection with its plan.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 16, 2011, the Company received notice that the New York Stock Exchange, Inc. (the “NYSE”) had determined that the listing of the Company’s common stock should be suspended immediately as a result of the filing of the Chapter 11 Petitions by the Debtors. As previously reported, NYSE Regulation, Inc. notified the Company on February 3, 2011 that the Company was not in compliance with the continued listing standard of the NYSE requiring a minimum average closing price of $1.00 per share over a consecutive 30 trading day period.
     The last day that the Company’s common stock traded on the NYSE was February 15, 2011. The Company does not intend to take further action to appeal the NYSE’s decision. It is therefore expected that the Company’s common stock will be delisted after the completion of the NYSE’s application for delisting filed with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1
Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of February 16, 2011 between and among Borders Group, Inc. and Borders, Inc., as borrowers, the other subsidiaries of Borders Group, Inc. designated therein as credit parties, General Electric Capital Corporation, for itself as a Revolving Lender, FILO Lender and Swingline Lender, and as Working Capital Agent for all Lenders, GA Capital, LLC, for itself as a Term B Lender and as Term B Agent for all Term B Lenders, and the other financial institutions named therein.

99.1	Press release dated February 16, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2011	BORDERS GROUP, INC.
	By:	/s/ Scott Henry
Scott Henry
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of February 16, 2011 between and among Borders Group, Inc. and Borders, Inc., as borrowers, the other subsidiaries of Borders Group, Inc. designated therein as credit parties, General Electric Capital Corporation, for itself as a Revolving Lender, FILO Lender and Swingline Lender, and as Working Capital Agent for all Lenders, GA Capital, LLC, for itself as a Term B Lender and as Term B Agent for all Term B Lenders, and the other financial institutions named therein.

99.1	Press release dated February 16, 2011.